N-CSRS Exhibit for Item 10(b): SECTION 302 CERTIFICATIONS             EX-99.CERT

I, Lee T. Kranefuss, certify that:

     1. I have reviewed this report on Form N-CSRS of iShares Trust for the following 32 series of iShares Trust: iShares S&P 500 Index Fund, iShares S&P 500/BARRA Growth Index Fund, iShares S&P 500/BARRA Value Index Fund, iShares S&P MidCap 400 Index Fund, iShares S&P MidCap 400/BARRA Growth Index Fund, iShares S&P MidCap 400/BARRA Value Index Fund, iShares S&P SmallCap 600 Index Fund, iShares S&P SmallCap 600/BARRA Growth Index Fund, iShares S&P SmallCap 600/BARRA Value Index Fund, iShares S&P 100 Index Fund, iShares S&P Global 100 Index Fund, iShares S&P Global Energy Sector Index Fund, iShares S&P Global Financials Sector Index Fund, iShares S&P Global Healthcare Sector Index Fund, iShares S&P Global Technology Sector Index Fund, iShares S&P Global Telecommunications Sector Index Fund, iShares S&P Europe 350 Index Fund, iShares S&P Latin America 40 Index Fund, iShares S&P/TOPIX 150 Index Fund, iShares Nasdaq Biotechnology Index Fund, iShares Russell 1000 Index Fund, iShares Russell 1000 Growth Index Fund, iShares Russell 1000 Value Index Fund, iShares Russell 2000 Index Fund, iShares Russell 2000 Growth Index Fund, iShares Russell 2000 Value Index Fund, iShares Russell 3000 Index Fund, iShares Russell 3000 Growth Index Fund, iShares Russell 3000 Value Index Fund, iShares Russell Midcap Index Fund, iShares Russell Midcap Growth Index Fund, and iShares Russell Midcap Value Index Fund;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

          (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

          (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:   December 1, 2003          /s/ Lee T. Kranefuss          President
        ----------------          ----------------------------------------------
                                  Lee T. Kranefuss              [Title]
                                  [Signature]

N-CSRS Exhibit for Item 10(b): SECTION 302 CERTIFICATIONS             EX-99.CERT

I, Michael A. Latham, certify that:

     1. I have reviewed this report on Form N-CSRS of iShares Trust for the following 32 series of iShares Trust: iShares S&P 500 Index Fund, iShares S&P 500/BARRA Growth Index Fund, iShares S&P 500/BARRA Value Index Fund, iShares S&P MidCap 400 Index Fund, iShares S&P MidCap 400/BARRA Growth Index Fund, iShares S&P MidCap 400/BARRA Value Index Fund, iShares S&P SmallCap 600 Index Fund, iShares S&P SmallCap 600/BARRA Growth Index Fund, iShares S&P SmallCap 600/BARRA Value Index Fund, iShares S&P 100 Index Fund, iShares S&P Global 100 Index Fund, iShares S&P Global Energy Sector Index Fund, iShares S&P Global Financials Sector Index Fund, iShares S&P Global Healthcare Sector Index Fund, iShares S&P Global Technology Sector Index Fund, iShares S&P Global Telecommunications Sector Index Fund, iShares S&P Europe 350 Index Fund, iShares S&P Latin America 40 Index Fund, iShares S&P/TOPIX 150 Index Fund, iShares Nasdaq Biotechnology Index Fund, iShares Russell 1000 Index Fund, iShares Russell 1000 Growth Index Fund, iShares Russell 1000 Value Index Fund, iShares Russell 2000 Index Fund, iShares Russell 2000 Growth Index Fund, iShares Russell 2000 Value Index Fund, iShares Russell 3000 Index Fund, iShares Russell 3000 Growth Index Fund, iShares Russell 3000 Value Index Fund, iShares Russell Midcap Index Fund, iShares Russell Midcap Growth Index Fund, and iShares Russell Midcap Value Index Fund;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

          a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

          c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:   December 1, 2003     /s/ Michael A. Latham  Principal Financial Officer
      -------------------   ----------------------------------------------------
                             Michael A. Latham      [Title]
                             [Signature]